       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2001

                                                      REGISTRATION NO. 333-47946
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             RENAL CARE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                -----------------

            DELAWARE                      8092                   62-1622383
(State or other jurisdiction of     (Primary Standard         (I.R.S. Employer
 incorporation or organization)  Industrial Classification   Identification No.)
                                      Code Number)

                          2100 WEST END AVE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500

   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                -----------------

                            DOUGLAS B. CHAPPELL, ESQ.
                                 GENERAL COUNSEL
                             RENAL CARE GROUP, INC.
                          2100 WEST END AVE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                   COPIES TO:
                             STEVEN L. POTTLE, ESQ.
                                  ALSTON & BIRD
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3424
                                 (404) 881-7000

                                -----------------



         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                INTRODUCTORY NOTE

         This Registration Statement registered 262,571 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Renal Care Group, Inc., a Delaware corporation (the "Company"), and as of this date, 2,048 Shares have been sold under this Registration Statement. The Company was contractually obligated to register the Shares and to maintain this Registration Statement's effectiveness for a specified period of time. The Company is no longer contractually obligated to maintain the effectiveness of the Registration Statement due to the expiration of such period. Accordingly, this Post-Effective Amendment No. 1 is filed to remove from registration the 260,523 remaining unsold Shares.

                                   SIGNATURES

         Pursuant to the Requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee, on May 3, 2001


                                    RENAL CARE GROUP, INC.



                                    By: /s/ Sam A. Brooks, Jr.
                                        ----------------------------------------
                                        Sam A. Brooks, Jr., President and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





/s/ Sam A. Brooks, Jr.                 President, Chief Executive Officer        May 3, 2001
------------------------------------   Chairman of the Board and Director
Sam A. Brooks, Jr.                     (Principal Executive Officer)


/s/ R. Dirk Allison                    Executive Vice President                  May 3, 2001
------------------------------------   Chief Financial Officer and
R. Dirk Allison                        Treasurer
                                       (Principal Financial and
                                       Accounting Officer)

/s/      *                             Director                                  May 3, 2001
------------------------------------
Joseph C. Hutts

/s/      *                             Director                                  May 3, 2001
------------------------------------
Harry R. Jacobson, M.D.

/s/      *                             Director                                  May 3, 2001
------------------------------------
Thomas A. Lowery, M.D.

/s/      *                             Director                                  May 3, 2001
------------------------------------
John D. Bower, M.D.



/s/     *                              Director                                  May 3, 2001
------------------------------------
Stephen D. McMurray, M.D.

/s/    *                               Director                                  May 3, 2001
------------------------------------
W. Tom Meredith, M.D.

/s/    *                               Director                                  May 3, 2001
------------------------------------
Kenneth Johnson, M.D.

/s/    *                               Director                                  May 3, 2001
------------------------------------
William V. Lapham


*By: /s/ R. Dirk Allison                                                         May 3, 2001
     -------------------------------
     Attorney-In-Fact